Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Rezolute, Inc.’s Registration Statements on Form S-1 (File Nos. 333-222768, 333-220585, 333-214974, 333-204434, and 333-196093) of our report dated September 9, 2019 with respect to the consolidated financial statements of Rezolute, Inc. and subsidiary as of and for the year ended June 30, 2019, that appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

September 9, 2019

Denver, Colorado